                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14a INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the Com-
                                           mission Only (as permitted by
                                           Rule 14a-6(e)(2))

    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or
        Rule 14a-12


                                [COMPANY NAME]
-------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)


                                [COMPANY NAME]
-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                                  DESOTO, INC.
                           16750 SOUTH VINCENNES ROAD
                         SOUTH HOLLAND, ILLINOIS 60473

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 20, 1995

To the Stockholders
  of DeSoto, Inc.:

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of DeSoto, Inc. (the "Company") will be held in the 2nd floor conference room at the Bank of New York, 51 West 51st Street, New York, New York, on December 20, 1995 at 10:00 A.M., New York time, for the following purpose:

     1. To elect two directors to hold office until the 1998 annual meeting of stockholders and until their respective successors are duly elected and qualified.

     2. To approve and ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for 1995.

     3. To transact such other business as may properly come before the annual meeting or any adjournment thereof.

     The close of business on November 22, 1995 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and any adjournment thereof.

                                          By Order of the Board of Directors
                                          Irving Kagan
                                          Secretary

South Holland, Illinois
November 27, 1995

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON, AND RETURN IMMEDIATELY IN THE ENVELOPE PROVIDED.

                                  DESOTO, INC.
                           16750 SOUTH VINCENNES ROAD
                         SOUTH HOLLAND, ILLINOIS 60473

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 20, 1995

     This Proxy Statement is being furnished to stockholders by the Board of Directors (the "Board") of DeSoto, Inc., a Delaware corporation (the "Company"), in connection with a solicitation of proxies by the Board for use at the annual meeting of stockholders to be held on December 20, 1995 at 10:00 A.M., New York time, in the 2nd floor conference room at the Bank of New York, 51 West 51st Street, New York, New York, and all adjournments thereof (the "Annual Meeting"). The Notice of Annual Meeting of Stockholders, this Proxy Statement and accompanying form of proxy are first being sent or given to stockholders on or about November 27, 1995.

     At the Annual Meeting, stockholders will be asked to elect two directors to hold office until the 1998 annual meeting of stockholders and until their respective successors are duly elected and qualified, and to approve and ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for 1995.

                          VOTING AND PROXY INFORMATION
RECORD DATE

     Only stockholders of record at the close of business on November 22, 1995, will be entitled to notice of, and to vote at, the Annual Meeting. On such date, the Company had outstanding and eligible to vote 4,679,207 shares of Common Stock, $1.00 par value (the "Common Stock"), each of which is entitled to one vote, and 583,333 shares of Series B Senior Preferred Stock (the "Senior Preferred Stock"), each of which is entitled to one vote. Shares of Common Stock and Senior Preferred Stock vote together as one class on all matters submitted to stockholders. (Shares of Senior Preferred Stock may be entitled to additional voting rights under applicable law with respect to certain matters; but no such additional rights arise in connection with the matters to be considered by stockholders at the Annual Meeting.)

PROXIES

     A proxy in the enclosed form, if properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the two persons nominated for election as directors referred to herein, and FOR the approval and ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for 1995. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented thereby on such matters in accordance with their best judgment. Other than the election of directors, and the approval and ratification of independent auditors, the Board has no knowledge of any matters to be presented for action by the stockholders at the Annual Meeting.

     Execution of a proxy given in response to this solicitation will not affect a stockholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a stockholder who has signed a proxy does not in itself revoke the proxy. Any stockholder giving a proxy may revoke it at any time before it is voted by giving notice thereof to the Company in writing or in open meeting or by providing a proxy bearing a later date.

     The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers and regular employees of the Company. In addition, the Company has retained Georgeson & Co., Inc. to assist in the solicitation of proxies for a fee of approximately $5,000, plus expenses. The Company may reimburse brokers and other nominees for their expenses in communicating with the persons for whom they hold Common Stock.

VOTE TABULATION

     An automated system administered by the Company's transfer agent tabulates the votes. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is presented at the meeting.

                             ELECTION OF DIRECTORS

     The Board is currently composed of seven directors who are divided into three classes of two, two and three directors each. At this Annual Meeting, the stockholders will elect two directors to hold office until the 1998 annual meeting of stockholders and until their successors are duly elected and qualified. Unless stockholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the two persons named as nominees herein. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for other nominees selected by the Board.

     In order to be elected, nominees for director must receive a plurality of the votes of shares of Common Stock and Senior Preferred Stock, voting together as a single class, so long as the holders of at least fifty percent of the voting power of all shares of Common Stock and Senior Preferred Stock, voting together as a single class, are present in person or represented by proxy at the Annual Meeting (a "Quorum").

     Set forth below is certain information, as of October 15, 1995, about each of the Board's nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting. Unless otherwise provided, each nominee or director has served in the capacity indicated (or in comparable administrative or executive positions with the same corporation) for at least the past five years.

                  NOMINEES FOR ELECTION AT THE ANNUAL MEETING

              Terms Expiring at the 1998 Annual Meeting (Class I)

ANDERS U. SCHROEDER                                            Director since 1990
Vice Chairman of the Company from 1991 to present; Chief
Executive Officer of Asgard Ltd. (real estate investments      Age: 45
  and corporate investments) since 1990; Vice Chairman of
Jacob Holm & Sons A-S (a holding and management company
engaged in manufacturing and investing in real estate
entities) from 1986 to 1990; Executive Vice President of
Sutton Holding Corp. (a corporation formed for the
purpose of acquiring the Company) since 1989; partner in
law firm of O Bondo Svane from 1982 to 1992 and
associated with the law firm of Sullivan & Worcester from
1986 to 1990.
Director: Sutton Holding Corp.

                               ------------------

DAVID M. TOBEY                                                 Director since 1990
Managing Director of Parkway M&A Capital Corporation (a
company engaged in investments) since 1988.                    Age: 57
Director: Sutton Holding Corp.; and Competitive Technologies, Inc.

                               ------------------

        THE BOARD RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE NOMINEES

                         DIRECTORS CONTINUING IN OFFICE

              Terms Expiring at the 1996 Annual Meeting (Class II)

ANNE E. EISELE                                                 Director since 1994
President of the Company since September 1995; Chief
  Financial Officer of the Company since November 1992;        Age: 40
served the Company in various executive or administrative
positions since March 1984.

                               ------------------

PAUL E. PRICE                                                  Director since 1988
Retired Senior Vice President of The Quaker Oats Company
(manufacturer of grocery products and pet foods)               Age: 61
Director: Xytronyx, Inc.; and Eljex Industries, Inc.

                               ------------------

             Terms Expiring at the 1997 Annual Meeting (Class III)

DANIEL T. CARROLL                                              Director since 1991
Chairman and President of The Carroll Group, Inc. (a
management consulting firm).                                   Age: 69
Director: Aon Corporation; Comshare, Inc.;
          Diebold, Inc.; Wolverine World Wide, Inc.;
          A. M. Castle & Co.; American Woodmark Corporation;
          Oshkosh Truck Corp.; and Woodhead Industries, Inc.

                               ------------------

WILLIAM P. LYONS                                               Director since 1991
Chairman of JVL Corp. (a manufacturer of generic and
  over-the- counter pharmaceutical products) since 1992;       Age: 54
President and Chief Executive Officer of William P. Lyons
and Co., Inc. (an investment firm) since 1975; Chairman
and Chief Executive Officer of Duro Test Corp. (a
manufacturer of specialty lighting products) from 1988 to
1991.
Director: Holmes Protection Group, Inc.; Lydall, Inc.; and
          Video Lottery Technologies, Inc.

                               ------------------

WILLIAM SPIER                                                  Director since 1990
Chairman of the Company from 1991 to present; Chief
  Executive Officer of the Company from 1991 to January        Age: 60
1994 and from September 1995 to present. President and
Chairman of Sutton Holding Corp. (a corporation
originally formed for the purpose of acquiring the
Company and now part of a group holding equity securities
of the Company) since 1989; and a private investor since
1982.
Director: Geotek Industries; Holmes Protection Group, Inc.;
          and Video Lottery Technologies, Inc.

                               --------------------------

     The Board held six meetings during 1994. The Board has standing Audit and Compensation Committees, but does not have a standing nominating committee. Each director, with the exception of Mr. Lyons and Mr. Price, each of whom attended four board meetings during 1994, attended at least 75% of the aggregate number of all meetings held during 1994 of each of the Board and all committees on which the director served during the period of his or her service.

     The Audit Committee consists of Messrs. Carroll, Lyons and Price. The Audit Committee considers and makes recommendations to the Board as to such accounting and auditing matters concerning the Company as the Audit Committee deems appropriate, including recommending the appointment by the Board of a firm of independent public accountants engaged to audit the financial statements of the Company, reviewing the scope and results of said audit, reviewing the scope and adequacy of the Company's internal audit and control procedures, and approving non-audit services. During 1994, the Audit Committee held two meetings.

     The Compensation Committee consists of Messrs. Carroll, Price and Tobey. The Compensation Committee considers and recommends to the Board the compensation to be paid to the officers of the Company, determines the amount of grants under the Company's stock option plan, makes recommendations to the Board with respect to the Company's compensation policies, and performs such other duties as the Board may prescribe from time to time. During 1994, the Compensation Committee held two meetings.

     Directors who are not employees of the Company are paid an annual retainer fee of $6,000 and, in addition, receive $800 for each Board or committee meeting attended and for each day such director is deposed for litigation concerning the Company. In addition, in accordance with the terms of the DeSoto, Inc. 1992 Stock Plan (the "1992 Stock Plan"), which was approved by stockholders at the 1992 Annual Meeting of Stockholders on May 27, 1992, each non-employee director of the Company receives an initial grant of options to purchase 3,000 shares of Common Stock upon the date the individual becomes a non-employee director (directors serving on May 27, 1992 received the grant 30 days subsequent to stockholder approval) and, thereafter, annual grants of options to purchase 500 shares of Common Stock. Options granted to non-employee directors have an exercise price equal to one hundred percent of the fair market value (as defined in the Plan) of the Common Stock on the date the options are granted, have a term of ten years, and are exercisable at any time after the date of grant.

     Mr. John R. Phillips resigned as President and Chief Executive Officer and as a director of the Company, effective August 31, 1995. The resignation of Mr. Phillips was not the result of any disagreements relating to the Company's operations, policies or practices.

                    STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth certain information as of October 15, 1995 (except as otherwise indicated) regarding the beneficial ownership of shares of voting stock of the Company held by (i) directors, (ii) each person or entity known to the Company who beneficially owns more than 5% of the outstanding Common Stock or Senior Preferred Stock, (iii) each executive officer named in the Summary Compensation Table appearing in "Compensation of Executive Officers," and (iv) all directors (including nominees) and executive officers as a group. Except as otherwise indicated, each person or entity has sole voting and investment power of the shares listed. For purposes of this table, shares which are not outstanding but which are subject to options or warrants are deemed to be outstanding for purposes of computing the percentage of outstanding shares of the class owned by the holder of the options or warrants, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by other persons.

                                                                                                                 COMBINED
                                                                                                               OWNERSHIP OF
                                                                             AMOUNT AND       APPROXIMATE       COMMON AND
                                        AMOUNT AND         APPROXIMATE       NATURE OF        PERCENT OF     SENIOR PREFERRED
        NAME OF INDIVIDUAL               NATURE OF         PERCENT OF        BENEFICIAL       OUTSTANDING        STOCK AS
            OR ENTITY                   BENEFICIAL         OUTSTANDING      OWNERSHIP OF        SENIOR         APPROXIMATE
            OR NUMBER               OWNERSHIP OF COMMON      COMMON       SENIOR PREFERRED     PREFERRED      PERCENT OF ALL
             IN GROUP                STOCK (SHARES)(1)        STOCK        STOCK (SHARES)        STOCK         VOTING STOCK
----------------------------------  -------------------    -----------    ----------------    -----------    ----------------
Sutton Holding Corp.(2)                  1,797,089(3)          30.6%           583,333(4)        100.0%            36.8%(5)
The Gabelli Group(6)                       617,800(6)          13.2%                 0               0             11.7%
William Spier                              799,840(7)          15.3%           259,259(8)         44.4%            18.2%
Anders U. Schroeder                        638,970(9)          12.5%           194,444(10)        33.3%            14.7%
Pioneering Management Corp.(11)            459,400(11)          9.8%                 0               0              8.7
LL Capital Partners, L.P.(12)              445,800(12)          9.5%                 0               0              8.5%
John R. Phillips                           105,000(13)          2.2%                 0               0              2.0%
James L. Jackson                            31,110(14)           *                   0               0               *
William P. Lyons                            29,500(15)           *                   0               0               *
Anne E. Eisele                              23,703(16)           *                   0               0               *
Daniel T. Carroll                            8,000(17)           *                   0               0               *
David M. Tobey                               7,500(18)           *                   0(19)           0(19)           *  (20)
Paul E. Price                                4,700(21)           *                   0               0               *
N. Ron Bowen                                 5,679(22)           *                   0               0               *
All directors and executive
  officers as a
  group (12 persons)                     2,080,638(23)         34.2%           583,333             100%            40.0%(23)

---------------
* Denotes less than 1%

 (1) The information under this caption is based on representations made to the Company by individual directors or nominees and/or filings made with the Securities and Exchange Commission.

 (2) Sutton Holding Corp., a New York corporation, is part of a group filing a joint Schedule 13D with respect to ownership of shares of Common Stock that includes Anders U. Schroeder, an affiliate of William Spier, and parties having a business relationship with David M. Tobey. Sutton is owned by, Asgard Ltd. (an affiliate of Mr. Schroeder), Parkway M&A Capital Corporation ("Parkway"), M&A Investment Pte Ltd. ("M&A") (entities having a business relationship with Mr. Tobey), and an individual having no other relationship with the Company. Messrs. Spier, Schroeder and Tobey are directors and officers of Sutton. Sutton's address is 101 East 52nd Street, 11th Floor, New York, New York 10022.

 (3) Sutton is the record owner of 100 shares of Common Stock. The stock ownership reported in the table for Sutton also includes the stock ownership of the other parties to the Schedule 13D referred to in Note 2 as follows: Coatings Group, Inc. ("Coatings Group") beneficially owns 779,840 shares of Common Stock, of which 246,507 shares are currently outstanding and 533,333 shares are issuable upon warrants beneficially owned by Coatings Group; Anders U. Schroeder and an affiliated entity beneficially own 618,970 shares of Common Stock, of which 218,970 shares are currently outstanding and 400,000 are issuable upon warrants beneficially owned by the affiliate of Mr. Schroeder (options granted to Mr. Schroeder pursuant to the 1992 Stock Plan have not been included in the foregoing or in the ownership for Sutton reported in the table); Parkway beneficially owns 350,811 shares of Common Stock, of which 84,144 are currently outstanding and 266,667 are issuable upon exercise of warrants beneficially owned by Parkway; and M&A beneficially owns 47,368 shares of Common Stock, all of which are currently outstanding. Consequently, Sutton and these related parties currently beneficially own an aggregate of 597,089 currently outstanding shares of Common Stock and 1,200,000 shares of Common Stock issuable upon exercise warrants having an exercise price of $7.00 per share, representing the 1,797,089 shares of Common Stock reported in the table. (Options granted pursuant to the 1992 Stock Plan to affiliates of any of these parties have not been included in these numbers.)

 (4) Parties related to Sutton own all of the shares of Senior Preferred Stock reported in the table. Coatings Group owns 259,259 of such shares, an affiliate of Anders U. Schroeder owns 194,444 of such shares, and Parkway owns 129,630 of such shares.

 (5) Represents shares of Common Stock and Senior Preferred Stock currently owned by parties referred to in Note 2 and 1,200,000 shares of Common Stock issuable upon exercise of warrants owned by such parties as described in
     Note 3.

 (6) As reported by Mario J. Gabelli and various entities which he directly or indirectly controls and for which he acts as chief investment officer (the "Gabelli Group"), its members include the following: Gabelli Funds, Inc. ("GFI"), GAMCO Investors, Inc. ("GAMCO"), Gabelli Securities, Inc. ("GSI"), Gabelli & Company, Inc. ("Gabelli & Company"), Gabelli Performance Partnership ("GPP"), GLI, Inc. ("GLI"), The Gabelli Associates Fund ("Gabelli Associates"), Gabelli Associates Limited ("GAL"), The Gabelli & Company, Inc. Profit Sharing Plan; Gabelli International Limited ("GIL"), Gabelli International II Limited ("GIL II"), Mario J. Gabelli ("Mr. Gabelli"), Lynch, Safety Railway and Western New Mexico. The address of Mario J. Gabelli and the Gabelli Group is c/o J. Hamilton Crawford, Jr., Gabelli Funds, Inc., One Corporate Center, Rye, New York 10580-1434. Based on information in Amendment No. 22 to Schedule 13D, dated July 14, 1995, the Gabelli Group owns its shares of Common Stock as follows: Mario J. Gabelli, 7,500 shares; GAMCO, 602,800 shares; GSI, 1,000 shares; and GIL II, 6,500 shares. Each of the above persons or entities has sole voting and dispositive power over its shares, except that GAMCO does not have authority to vote 62,900 reported shares.

 (7) Mr. Spier's stock ownership includes 246,507 currently outstanding shares of Common Stock and 533,333 shares of Common Stock issuable upon exercise of warrants owned by Coatings Group, a corporation of which Mr. Spier is President and Chairman of the Board, and options to purchase 20,000 shares of Common Stock which are currently exercisable and were granted pursuant to the 1992 Stock Plan. (The Coatings Group stock ownership also has been included in the stock ownership reported for Sutton. See Note 3.) The listed shares do not include the 100 shares owned by Sutton or 100 shares held by Mr. Spier's father-in-law, as to which Mr. Spier may be deemed the beneficial owner.

 (8) All such shares are owned by Coatings Group. See Note 3.

 (9) Mr. Schroeder's stock ownership includes stock owned by Asgard Ltd. ("Asgard"). Asgard, a corporation affiliated with Mr. Schroeder, owns 218,970 currently outstanding shares of Common Stock, 194,444 shares of Senior Preferred Stock and beneficially owns 400,000 shares of Common Stock issuable upon exercise of warrants. (Asgard's stock ownership has been included in the stock ownership reported for Sutton. See Note 3.) Also includes options to purchase 20,000 shares of Common Stock, which are currently exercisable and were granted pursuant to the 1992 Stock Plan.

(10) All such shares are owned by Asgard Ltd., a corporation affiliated with Mr. Schroeder.

(11) Based on information in Schedule 13G, dated as of January 18, 1995. The address of Pioneering Management Corporation is 60 State Street, Boston, Massachusetts 02114.

(12) Based on information in Schedule 13D filed jointly by LL Capital Partners, L.P. and its general partner Lance Lessman, dated as of October 6, 1995. The address of LL Capital Partners, L.P. is 375 Park Avenue, New York, New York 10152.

(13) Includes options to purchase 70,000 shares of Common Stock which are currently exercisable and were granted pursuant to the 1992 Stock Plan.

(14) Represents shares of Common Stock held in Mr. Jackson's account in the DeSoto Stock Ownership Plus Plan and options to purchase 30,000 shares of Common Stock, which are currently exercisable and were granted pursuant to the 1992 Stock Plan. Also please refer to footnote (f) under "Compensation of Executive Officers."

(15) Includes 25,000 shares of Common Stock owned by the William P. Lyons and Co., Inc. Pension Trust, the only participant and beneficiary of which is Mr. Lyons. Also includes options to purchase 4,500 shares of Common Stock, which are currently exercisable and were granted pursuant to the 1992 Stock Plan.

(16) Includes shares of Common Stock held in Ms. Eisele's account in the DeSoto Stock Ownership Plus Plan and options to purchase 20,000 shares of Common Stock which are currently exercisable and were granted pursuant to the 1992 Stock Plan.

(17) Includes options to purchase 4,000 shares of Common Stock, which are currently exercisable and were granted pursuant to the 1992 Stock Plan.

(18) Includes options to purchase 4,500 shares of Common Stock, which are currently exercisable and were granted pursuant to the 1992 Stock Plan. Does not include the stock ownership of Parkway and M&A. See Note 3.

(19) Does not include the 129,630 shares owned by Parkway.

(20) Does not include stock ownership of Parkway and M&A. See Note 3.

(21) Includes options to purchase 4,500 shares of Common Stock which are currently exercisable and were granted pursuant to the 1992 Stock Plan.

(22) Includes shares of Common Stock held in Mr. Bowen's account in the DeSoto Stock Ownership Plus Plan.

(23) Includes 3,049 shares of Common Stock beneficially held in the DeSoto Stock Ownership Plus Plan for the account of executive officers. Also includes stock ownership of Sutton Holding Corp. to the extent not otherwise included in the beneficial ownership of directors and officers, stock options held by directors and officers if exercisable within 60 days and shares issuable upon exercise of warrants. (Without inclusion of such Sutton Holding Corp. stock ownership, directors and officers, as a group, would own (i) 1,682,359 shares of Common Stock, representing approximately 28.9% of the outstanding shares of Common Stock, (ii) 453,703 shares of Senior Preferred Stock, representing approximately 77.8% of all such shares, and (iii) approximately 33.4% of all voting stock.)

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file by specific dates with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company on Forms 3, 4 and 5. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company is required to report in this proxy statement any failure to file by the relevant due date any of these reports based solely on the Company's review of copies of such reports furnished to it and written representations received by the Company that the filing of a Form 5 was not required. Based upon this review, the Company is not aware of any person, except as indicated below, who at any time during 1994, was a director, officer or a beneficial owner of more than ten percent of any class of equity securities of the Company registered pursuant to the Exchange Act that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during 1994. John R. Phillips, President and Chief Executive Officer of the Company, was required to file a Form 3 within ten days of becoming an officer of the Company reporting the grant of 15,000 shares to Mr. Phillips by the Company. This form was filed late. Mr. Phillips also filed Form 4 reporting the purchase of 4,000 shares in April 1994 after the due date for filing such Form.

                              INDEPENDENT AUDITORS

     The Board, upon the recommendation of its Audit Committee, has appointed Arthur Andersen LLP as independent auditors for 1995. Arthur Andersen LLP has acted as the Company's independent auditors for the year ended December 31, 1991 and subsequent years. Although the selection and appointment of independent auditors are not required to be submitted to a vote of the stockholders, the Board has decided to ask stockholders to approve and ratify the appointment of Arthur Andersen LLP. If stockholders do not approve and ratify such appointment, the Board will reconsider the appointment.

     Approval and ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors requires the affirmative vote of the holders of shares of Common Stock and Senior Preferred Stock, voting together as a single class, representing a majority of the votes entitled to be cast in person or represented by proxy at the Annual Meeting so long as a Quorum is present.

     It is expected that representatives of Arthur Andersen LLP will be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to respond to appropriate questions.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL AND RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth certain information for the years ended December 31, 1992, 1993, and 1994, concerning the compensation of each of the executive officers of the Company who served as executive officers as of December 31, 1994. The table also sets forth the compensation paid to one other executive officer who left the Company during 1994 and who otherwise would have been included in the table.

SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                                  ANNUAL                      COMPENSATION
                                             COMPENSATION(A)         -------------------------------
                                         ------------------------       STOCK GRANTS         STOCK
                                                     OTHER ANNUAL    -------------------    OPTIONS      ALL OTHER
 NAME AND PRINCIPAL POSITION     YEAR     SALARY     COMPENSATION    (VALUE)    (SHARES)    (SHARES)    COMPENSATION
------------------------------   ----    --------    ------------    -------    --------    --------    ------------
William Spier(b)                 1994    $     --      $     --      $    --         --      10,000       $     --
Chairman of the Board            1993     123,750            --           --         --      10,000             --
                                 1992     165,000            --           --         --          --             --
John R. Phillips(c)              1994     275,301            --      174,375     30,000      70,000          2,235
President and                    1993          --            --           --         --          --             --
Chief Executive Officer
N. Ron Bowen(d)                  1994     100,000            --           --         --      20,000          1,490
Executive Vice President
Anne E. Eisele(e)                1994     130,000            --           --         --          --          1,937
Senior Vice President            1993     115,000            --           --         --          --             --
and Chief Financial Officer      1992      95,837            --           --         --      20,000             --
James L. Jackson(f)              1994      55,000            --           --         --          --        185,000
Senior Vice President            1993     165,000            --           --         --          --             --
and Chief Operating Officer      1992     110,840            --           --         --      30,000             --

---------------
(a) Includes participants' before tax deposits to the DeSoto Stock Ownership Plus Plan.

(b) Mr. Spier also served as Chief Executive Officer in 1992 and 1993. Effective September 1, 1995, Mr. Spier was again appointed Chief Executive Officer.

(c) Mr. Phillips first became an employee of the Company as of December 13, 1993. Mr. Phillips' employment contract provided for the grant on January 3, 1994 of an award of 30,000 shares of restricted stock pursuant to the 1992 Stock Plan of which 15,000 vested on grant and the remaining 15,000 shares vested on December 13, 1994. The value of Mr. Phillips' 30,000 shares as presented in the table is based upon the stock price on the dates the shares vested. The value of Mr. Phillips' 30,000 shares of stock at December 31, 1994 was $97,500. The amount under "All Other Compensation" represents contributions by the Company to Mr. Phillips' account in the DeSoto Stock Ownership Plus Plan. Mr. Phillips resigned as President and Chief Executive Officer, effective August 31, 1995. See "Employment Contracts."

(d) Mr. Bowen first became an employee of the Company as of May 2, 1994. The amount under "All Other Compensation" represents contributions by the Company to Mr. Bowen's account in the DeSoto Stock Ownership Plus Plan. Mr. Bowen had been granted 10,000 shares of common stock under the 1992 Stock Plan to be awarded in 5,000 share installments on each May 2 from 1995 through 1996. Mr. Bowen resigned as an employee of the Company, effective May 31, 1995, and the second 5,000 share installment has been forfeited. Additionally, the options grant for 20,000 shares has also been forfeited.

(e) During 1992, Ms. Eisele was Chief Accounting Officer and Secretary. As of November 12, 1992, Ms. Eisele became Vice President--Finance, Chief Financial Officer and Secretary; Ms. Eisele was named Senior Vice President in October 1993. As of September 1, 1995, Ms. Eisele was appointed President and continued as Chief Financial Officer. The amount under "All Other Compensation" represents contributions by the Company to Ms. Eisele's account in the DeSoto Stock Ownership Plus Plan. Ms. Eisele has been granted 10,000 shares of common stock under the 1992 Stock Plan to be awarded in 2,500 share installments on each May 2 from 1995 through 1998. On November 8, 1995, Ms. Eisele was granted an option to purchase an additional 10,000 shares of Common Stock. See "Compensation Committee Report on Executive Compensation."

(f) During 1992, Mr. Jackson was Executive Vice President of the Company and, as of November 12, 1992, was part of the Office of the President. Mr. Jackson became President and Chief Operating Officer in April 1993. Effective January 1994, Mr. Jackson was Senior Vice President and Chief Operating Officer. As of April 27, 1994, Mr. Jackson became a consultant to the Company. The amount under "All Other Compensation" includes $150,000 of consulting fees and expenses paid to Mr. Jackson in 1994 and $35,000 of consulting fees accrued as of December 31, 1994 for payment in 1995 to Mr. Jackson. See "Employment Contracts."

     Shown below is information with respect to stock options granted during the year ended December 31, 1994 under the 1992 Stock Plan, which provides, among other things, for the grant of options to purchase shares of Common Stock.

OPTION GRANTS, EXERCISES AND YEAR-END VALUES-1994 OPTION GRANTS


                                                                                             POTENTIAL REALIZED
                                                                                              VALUE AT ASSUMED
                                                                                               RATES OF STOCK
                                       PERCENTAGE OF                                         PRICE APPRECIATION
                         OPTIONS           TOTAL                                                 FOR OPTION
                         GRANTED      OPTIONS GRANTED                                            TERM($)(B)
                        (IN COMMON          TO           EXERCISE PRICE                     --------------------
                        SHARES)(A)   EMPLOYEES IN 1994     PER SHARE      EXPIRATION DATE      5%         10%
                        ----------   -----------------   --------------   ---------------   --------    --------
William Spier(c)          10,000             8.7%            $6 (7/8)     April 20, 2004   $ 43,237    $109,580
John R. Phillips(d)       70,000            60.9              7           March 31, 2004    308,160     780,990
N. Ron Bowen(e)           20,000            17.4              6 (5/8)        May 2, 2004     83,329     211,200
Anne E. Eisele             --                --                 --                --           --          --
James L. Jackson           --                --                 --                --           --          --

---------------
(a)  Stock appreciation rights may not be granted under the 1992 Stock Plan.

(b) Under the rules and regulations of the SEC, the potential realizable value of a grant is the product of (i) the difference between (x) the product of the per share market price at the time of grant and the sum of 1 plus the adjusted stock price appreciation rate (the assumed rate of appreciation compounded annually over the term of the option) and (y) the per share exercise price of the option and (ii) the number of securities underlying the grant at year-end. Assumed annual rates of stock price appreciation of 5% and 10% are specified by the SEC and are not intended to forecast possible future appreciation, if any, of the price of the shares of Common Stock of the Company. (For example, if the price of shares of Common Stock remained at the exercise price of the options (i.e., a 0% appreciation rate), the potential realized value of the grant would be $0.) The actual performance of such shares may be significantly different from the rates specified by the SEC.

(c) The grant was made as of April 20, 1994 with an exercise price equal to the market price at that time. The options were immediately exercisable.

(d) The grant was made as of March 31, 1994 with an exercise price equal to the market price at that time. 14,000 shares became exercisable on December 13, 1994, and 14,000 shares were to be exercisable on each December 13 from 1995 through 1998. All such options have become exercisable as of September 1995 through May 31, 1996, as a result of the termination of Mr. Phillips' employment contract.

(e) The grant was made as of May 2, 1994 with an exercise price equal to the market price at that time. 10,000 shares become exercisable on each May 2 in 1995 and 1996. All such options have been forfeited as of August 31, 1995, following Mr. Bowen's resignation in May 1995.

     The following table provides certain information with respect to the number and value of unexercised options outstanding as of December 31, 1994.

AGGREGATED 1994 OPTION EXERCISES AND DECEMBER 31, 1994 OPTION VALUES

                                                                                             VALUE OF UNEXERCISED
                                                               NUMBER OF UNEXERCISED             IN-THE-MONEY
                                                             OPTIONS (IN COMMON SHARES)           OPTIONS AT
                                                                AT DECEMBER 31, 1994         DECEMBER 31, 1994(A)
                              SHARES ACQUIRED     VALUE      --------------------------    -------------------------
                                 EXERCISED       REALIZED    EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
                              ---------------    --------    --------------------------    -------------------------
William Spier                       --              --              20,000/     0                  $--/$--
John R. Phillips                    --              --              14,000/56,000                   --/ --
N. Ron Bowen                        --              --                   0/20,000                   --/ --
Anne E. Eisele                      --              --              13,333/ 6,667                   --/ --
James L. Jackson                    --              --              30,000/     0                   --/ --

---------------
(a) Calculated by determining the difference between the fair market value of the Common Stock underlying the options on December 31, 1994 (3 1/4, the closing price on the New York Stock Exchange--Composite Transactions) and the exercise price of the options on that date.

                              DEFINED BENEFIT PLAN

     The following table presents the estimated annual benefits payable upon retirement at age 65, after selected periods of continuous service, under the DeSoto Employees' Retirement Plan (the "Pension Plan") and the Salaried Employees' Pension Preservation Plan (the "Preservation Plan"):

                  ESTIMATED ANNUAL PENSION BENEFITS AT AGE 65

                                                 YEARS OF SERVICE IN DESOTO
   AVERAGE ANNUAL CASH                             EMPLOYEES' PENSION PLAN
   COMPENSATION DURING      ---------------------------------------------------------------------
     FIVE CONSECUTIVE          10 YEARS          20 YEARS          30 YEARS          35 YEARS
   YEARS OF HIGHEST PAY         SERVICE           SERVICE           SERVICE           SERVICE
--------------------------  ---------------   ---------------   ---------------   ---------------
$       100,000                 $16,700          $  33,300         $  50,000         $  58,500
        125,000                  20,850             41,650            62,500            73,000
        150,000                  25,000             50,000            75,000            87,500
        175,000                  29,150             58,350            87,500           102,000
        200,000                  33,300             66,700           100,000           116,500
        225,000                  37,500             75,000           112,500           131,250
        250,000                  41,650             83,350           125,000           145,850
        275,000                  45,850             91,650           137,500           160,400
        300,000                  50,000            100,000           150,000           175,000
        325,000                  54,150            108,350           162,500           189,600

     The compensation covered by the Pension Plan and the Preservation Plan is substantially the same as that reported under the "Salary" and "Bonus" columns of the Summary Compensation Table, limited, however, to $150,000 for 1994 (or such other amount provided by Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code")). As of December 31, 1994, the estimated credited years of service of Messrs. Spier, Phillips, and Bowen, Ms. Eisele and Mr. Jackson are approximately 4, 1, 1, 11, and 22, respectively. Benefits are computed on the basis of a straight life annuity and are subject to offset for Social Security benefits (although the calculation of the offset under the Salaried Pension Plan differs from the offset under the Preservation Plan). To the extent an employee's benefit as computed under the Salaried Pension Plan exceeds the limitations provided under the Code or an employee's service exceeds 35 years, the benefit will be provided under the Preservation Plan.

     In a settlement of litigation which became effective in 1992 related, among other things, to the Company's pension plans, employees of the Company who were participants in the pension plans on or after March 1, 1989 and prior to June 10, 1991, in essence, will receive a 3% increase in their accrued pension benefits as of June 10, 1991 under the plans, and such participants who have completed ten years of service with DeSoto but whose employment terminates or terminated prior to their attaining age 55 will be entitled to receive unreduced deferred vested benefits under the plans beginning at age 63 instead of age 65, but if they commence receiving such benefits prior to age 63, they will continue to receive reduced benefits on the same terms and conditions as previously. (Messrs. Spier, Phillips and Bowen are not eligible for these increased benefits; Ms. Eisele and Mr. Jackson are eligible.)

                              EMPLOYMENT CONTRACTS

     In connection with the employment of John R. Phillips by the Company and as an incentive for Mr. Phillips to join the Company, the Company entered into an employment contract, dated as of December 13, 1993, with Mr. Phillips employing him as President and Chief Executive Officer and appointing him as a member of the Board of Directors effective as of January 3, 1994. The contract provided for an annual base salary of $250,000, the provision of benefits including life insurance and medical benefit plans and the use of a company car and, after 1994, participation in bonus plans generally on the same terms as other senior officers of the Company, the provision of $12,000 per year as a housing allowance, and reimbursement of business expenses and a club membership. In addition, the contract provided for the grant on January 3, 1994 of an award of 30,000 shares of restricted Common Stock pursuant to the 1992 Stock Plan, of which

15,000 vested on grant and the remaining 15,000 shares vested on December 13, 1994; and the grant, pursuant to the 1992 Stock Plan, on March 31, 1994, of a non-statutory option to purchase 70,000 shares of Common Stock with an exercise price equal to the "Fair Market Value" on that date (as defined in the 1992 Stock Plan as the last sale price of shares on that date), of which 14,000 shares would vest on each December 13 from 1994 through 1998. The contract had an initial term of two years and, unless notice not to extend is given by the Company or Mr. Phillips, as of June 13, 1994, would be automatically extended so that the unexpired term as of any day would always be eighteen months. Under the contract, Mr. Phillips agreed to certain confidentiality and other similar provisions and to restrictions on his ability to compete with the Company.

     Following a reported restructuring of the Company in July 1995, Mr. Phillips resigned, effective as of August 31, 1995, as President and Chief Executive Officer and as a member of the Company's Board of Directors; and entered into an agreement with the Company, dated as of September 1, 1995, providing for the termination of his employment contract, effective as of August 31, 1995, and for his employment by the Company, for a six-month period from September 1, 1995 through February 29, 1996, to assist the Company during the transition following his resignation. Under the new agreement with Mr. Phillips, Mr. Phillips will continue to receive, over the aforesaid six-month period, an aggregate compensation of $62,500, payable in equal installments in accordance with the Company's customary payroll practices, corresponding to the salary he received under his original employment contract. For the thirty months next following the expiration of said six-month period, Mr. Phillips will receive the aggregate sum of $312,500, in equal installments, also in accordance with the Company's customary payroll practices, corresponding to the balance of the amount otherwise due to Mr. Phillips, under his original employment contract, upon the termination of that contract, Mr. Phillips' having agreed to the extension of the payout of his severance entitlement ($325,000), under his original employment contract, from eighteen to thirty-six months. Additionally, Mr. Phillips' options to purchase 70,000 shares of Common Stock were immediately vested, under the terms of his original employment contract, upon the termination of that contract; and Mr. Phillips has a period of nine months, from September 1, 1995 through May 31, 1996, within which to exercise such options in whole or in part. Under Mr. Phillips' new agreement, he will continue to receive the same medical and other insurance benefits he had received under his original employment contract, under the same conditions, until the earlier of August 31, 1996 or his obtaining alternative coverage elsewhere; the continued use of a company car through May 1996; and continued club membership through 1996. Mr. Phillips also agreed to continue to abide by the confidentiality and other similar provisions, and to restrictions on his ability to compete with the Company, as contained in his original employment contract.

     In September 1993, the Company entered into an agreement with Anne E. Eisele, then Senior Vice President and Chief Financial Officer, which provides for certain payments to be made to her in the event of a change in control of the Company, the amount of which depends on whether she remains in the Company's employ.

     As of April 27, 1994, James L. Jackson, who had been Senior Vice President and Chief Operating Officer, became a consultant to the Company. Under his consulting agreement, Mr. Jackson received $185,000 for consulting fees and expenses during the period from May 1994 through April 1995. He also received the use of a Company car and medical insurance coverage as available to other officers of the Company through April 1995. This arrangement was continued for a period up to November 1, 1995, with his compensation for this period being $82,500. An indefinite extension of this arrangement has been agreed upon with Mr. Jackson upon similar terms and conditions.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index, the Russell 2000 Stock Index and the weighted average of nine selected peer issuers.

 COMPARISON OF CUMULATIVE TOTAL RETURN OF $100 INVESTED ON DECEMBER 31, 1988 IN
     DESOTO COMMON STOCK, S&P 500, AND A SELECTED GROUP OF PEER ISSUERS (1)

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)           DESOTO          S&P 500      PEER ISSUERS
1989                                       100             100             100
1990                                       100              97              56
1991                                        76             126              98
1992                                        93             136             102
1993                                        94             150              98
1994                                        40             152              88

(1) Total assumes reinvestment of dividends. The selected peer issuers include nine companies with the same 3-digit Standard Industrial Classification ("SIC") code (284 -- Soaps, Detergents and Cleaning Preparations) as the Company and market capitalization within 50% (plus or minus) of the Company's. The peer issuers do not necessarily engage in the same business as the Company despite the same SIC code and as such may not fairly represent the cumulative return during the period indicated of the Company's competitors. The Company believes that the private label detergent and household product manufacturers most comparable to the Company's line of business are privately held or not traded on stock markets in the United States. In addition, publicly traded manufacturers of household cleaning products are largely producers of retail, brand name products and are substantially more diversified than the Company. The selected peer issuers include Alcide, Corp.; CCA Industries, Inc.; Del Labs, Inc.; DEP Corp. (Class B); Detrex Corp.; Medicis Pharmaceutical Corp.; Parlux Fragrances Inc.; Scotts Liquid Gold Inc. and Specialty Chemical Resources Inc. In 1995, U.S.A. Detergents, previously a privately held company, became a publicly traded company. U.S.A. Detergents would have been included among the peer issuers if historical trading data were available.

During the five-year period covered by the graph, the following events, among others, may have had a particular effect on the trading activity in the Company's Common Stock in addition to developments in the ordinary course of business: on February 14, 1990, the Company announced it would explore alternatives to maximize stockholder value, including the sale of all of its business; on October 24, 1990, stockholders approved a plan pursuant to which the Company sold a substantial portion of its business and assets and before the end of 1990 distributed a portion of the net proceeds of such sales as $35.50 in special dividends (for purposes of the graph, it has been assumed, the $35.50 was reinvested in Company Common Stock); in December, 1990, the Company received a revised acquisition proposal; and in mid-1991 the composition of the Company's Board of Directors and senior management changed as a result of a proxy contest.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is comprised entirely of non-employee directors. It considers and recommends to the Board the compensation to be paid to the officers of the Company, determines the amounts of grants under the Company's stock option plan, makes recommendations to the Board with respect to the Company's compensation policies, and performs duties as the Board may prescribe from time to time.

     The basic objective of the Compensation Committee is to formulate compensation policies and programs intended to attract, retain and motivate qualified employees, including executive officers, as well as special consultants. In this regard, the Committee believes it is important to pay reasonable and competitive base salaries and total compensation to executive officers, and appropriate fees to consultants, that reflect their level of experience and responsibility. However, the Committee believes it is important that there be a strong identity of interest between executive officers, and/or consultants, and stockholders. Accordingly, the Committee believes that an essential portion of executive or consultant compensation should be dependent upon the performance of the Company and that of its Common Stock.

     When considering compensation arrangements applicable to any executive officer, the Committee takes into account the overall performance of the Company and the Common Stock, the nature of that individual's responsibilities at the Company and his or her performance of those responsibilities. In addition to these factors, the leadership, ability to formulate corporate strategy, and effectiveness in dealing with major corporate problems and opportunities by senior executive officers, including the Chief Executive Officer, are considered by the Committee. In the past, the Committee has not hired consultants or performed studies or analyses in connection with its deliberations. It relies instead on the business judgment of its members and their considerable experience in compensation matters.

     The Committee believes that officers and other key employees and consultants of the Company should have a meaningful stake in the performance of the Common Stock of the Company. By sharing an equity position in the Company, employees as well as consultants will more likely seek to pursue the long-term interests of the Company and align their interests with those of the public stockholders. Accordingly, the Committee uses the Company's 1992 Stock Plan as an important tool to encourage key employees and others to focus on building stockholder value. The Committee also employs awards under the Stock Plan as a means of attracting new employees and creating a long-term commitment to the success of the Company.

     The Committee also considered the Company's current poor performance and financial condition in establishing compensation for officers and others providing services to the Company. The Compensation Committee shares the view of the entire Board that all constituencies of the Company, including executive officers, must bear a fair share of the sacrifices necessary to promote the long-term health and profitability of the Company. This requires moderate levels of cash compensation. Therefore, the Committee used awards of stock options instead of cash compensation in a number of instances. This strategy minimized the effect of this compensation on the Company's current financial performance and liquidity while, at the same time, promoting an identity of interest between stockholders and management.

     The Committee awarded stock options to certain individuals who provided significant services to the Company during 1993. These awards were made instead of the payment of cash compensation. Mr. Anders Schroeder, Vice Chairman of the Company, and Mr. Daniel Carroll, a director, received grants of options to purchase 10,000 and 2,500 shares, respectively, of Common stock. Mr. Schroeder's award was in compensation for his services relating to the assumption of significant management responsibilities. Mr. Carroll was compensated for his consulting services in connection with management of the Company and the search for a new president. Similarly, Irving Kagan, who was the Company's Senior Vice President and General Counsel, relinquished those positions in February 1994 and now serves as legal consultant and special counsel to the Company. In September 1995, Mr. Kagan was appointed as Secretary of the Company. In place of his

$100,000 salary, he now receives a fee of $50,000 per year, retains the options previously granted him in November 1992 to purchase an aggregate of 20,000 shares of Common Stock, and was granted, in May 1994, an option to purchase an additional 5,000 shares of Common Stock. On November 8, 1995, Mr. Kagan was granted an option to purchase an additional 5,000 shares of Common Stock.

     William Spier, Chairman of the Company, served as Chief Executive Officer until the hiring of Mr. John Phillips as President and Chief Executive Officer in January 1994. Effective September 1, 1995, Mr. Spier was again appointed Chief Executive Officer. Pursuant to arrangements instituted in September 1991, Mr. Spier had been paid an annual salary of $165,000. On October 1, 1993, Mr. Spier and the Committee agreed that he would forego any cash compensation from the Company and, instead, would receive options to purchase an aggregate of 10,000 shares of Common Stock for his services through March 31, 1994; and that the Committee would, after March 31, 1994, grant Mr. Spier an option to purchase an additional 10,000 shares of Common Stock in the event Mr. Spier continued to forego any cash compensation from the Company after that date. On April 20, 1994, the Committee granted Mr. Spier an option to purchase an additional 10,000 shares of Common Stock in consideration of his continuing to forego any cash compensation from the Company as Chairman. On November 8, 1995, following Mr. Spier's reappointment as Chief Executive Officer of the Company in September 1995, and because of his continuing to forego any cash compensation from the Company, the Committee granted him an option to purchase an additional 10,000 shares of Common Stock.

     On November 8, 1995, the Committee also granted Anne E. Eisele, in connection with her being appointed President of the Company on September 1, 1995, an option to purchase an additional 10,000 shares of Common Stock.

     The Committee considers these arrangements to be in the Company's interest because they minimize the cash cost to the Company of management and consulting services, provide these individuals with reasonable compensation for their services, and encourage these individuals to continue with the Company and focus on the Company's long-term performance and stock value.

     In January 1994, John Phillips was hired as President and Chief Executive Officer of the Company. In connection with the Company's review of candidates for this position, an independent executive search firm was hired. In order to induce Mr. Phillips to accept employment with the Company and in recognition of his considerable senior management experience, the Committee approved the employment contract with Mr. Phillips described under "Employment Contracts." Included in Mr. Phillips' arrangements was an award of stock and stock options. The Committee believed these awards were necessary and appropriate to attract Mr. Phillips to the Company and to provide him with a meaningful ownership interest in the Company which could increase over time. This ownership interest was intended to provide Mr. Phillips with further incentive to enhance stockholder value, manage the Company with a long-term perspective, and to continue with the Company in the future. As described under "Employment Contracts," Mr. Phillips resigned as President and Chief Executive Officer following the restructuring of the Company in July 1995, and a severance arrangement was provided to Mr. Phillips consistent with the terms and conditions of his original employment contract.

     When the Company hired Mr. Phillips, it agreed to work with him to develop a performance-based bonus plan for officers and key employees other than Mr. Phillips, which would serve to motivate them to deal promptly and effectively with the Company's poor financial condition. The terms of a bonus plan for 1994, including performance targets and objectives and potential size of bonuses, were adopted by the Committee. This plan provided an approach which would allow management to both focus on key business objectives in the short-term and support the long-term enhancement of stockholder value. Due to the Company's performance in 1994, no bonuses were awarded for that year. The Committee, for 1995, decided not to adopt any bonus program until it could better assess the Company's financial and operational prospects.

     The Committee also will consider future compensation practices in light of the factors already described as well as the performance of key personnel in more successfully dealing with the intense competition in the industry and the difficulties faced by the Company.

                                          D. Carroll
                                          P. Price
                                          D. Tobey

                             STOCKHOLDER PROPOSALS

     Proposals which stockholders intend to present at the 1996 annual meeting of stockholders and have included in the Company's proxy statement for that meeting must be received by the Company by the close of business on the date which is 120 calendar days in advance of the first anniversary of the date of this proxy statement unless the date of the 1996 Annual Meeting changes by more than 30 days from the date of the 1995 Annual Meeting, in which case proposals must be received by the Company a reasonable time before the release of the proxy statement. In addition, a stockholder who otherwise intends to present business at the 1996 annual meeting must comply with the requirements set forth in the Company's bylaws. Among other things, to bring business before an annual meeting, a stockholder must give written notice complying with the bylaws to the Secretary of the Company sixty (60) days in advance of the meeting if the meeting is to be held on the first Friday of May or, if the meeting is to be held on some other date, no later than seven days following the date on which notice of the meeting is first given to stockholders.

                                          By Order of the Board of Directors

                                          DeSOTO, INC.

                                          Irving Kagan
                                          Secretary

November 27, 1995

                          DESOTO STOCK OWNERSHIP PLAN
[logo]     16750 South Vincennes Road, South Holland, Illinois 60473

                                                               November 27, 1995

Dear Employee:

     The undersigned are the trustees for the DeSoto Stock Ownership Plus Plan. As a member of this Plan, you have an opportunity to give voting instructions to the trustees with respect to the voting at the 1995 annual meeting of Company common stock credited to your account.

     Enclosed is a copy of the notice of the 1995 annual meeting of stockholders, the Company's proxy statement relating to that meeting and a voting instruction form for your use. The Company's annual report on Form 10-K for 1994 has been delivered to you at your place of work.

     The voting instruction form is being delivered to you with an addressed postage prepaid envelope in which you may mail the form to Harris Trust and Savings Bank for tabulation. The enclosed copy of the voting instruction form shows the number of shares credited to your account at the close of business on November 22, 1995, the record date for the determination of stockholders of record entitled to notice of and to vote at the stockholders' meetings and also the date selected for determining the number of shares with respect to which each plan member may give voting instructions to the trustees.

     Harris Trust and Savings Bank, Transfer Agent for the common stock of the Company, will tabulate the voting instructions received from plan members and will certify the results to the trustees in order that the latter may cause the Company common stock held by the plan to be voted according to the instructions received from plan members. In conformity with the rules of the plan, which contemplate secrecy respecting each member's voting instructions, the voting instructions of individual plan members will not be seen by the Company or the trustees.

     If you send in your form without a specification on Item 1 (relating to the authority to vote on the election of directors), your shares will be voted for the nominees named in the enclosed proxy statement. Likewise, if you send in your form without a specification on Item 2 (relating to approval and ratification of the appointment of auditors), your shares will be voted for the approval and ratification of such appointment. Your shares will also be voted for the aforementioned nominees for directors, and ratification of the appointment of auditors if your voting instruction is not received by Harris Trust and Savings Bank on or before December 14, 1995. On other matters which may come before the meeting -- and the trustees know of none -- your Company shares will be voted by the trustees, or their attorneys-in-fact, in accordance with their best judgment.

                                Sincerely yours,

                                          WILLIAM SPIER
                                          ANDERS SCHROEDER
                                               Trustees

PROXY

                                 DESOTO, INC.

The undersigned hereby appoints ANNE E. EISELE and IRVING KAGAN, and each of them, as Proxies with the power of substitution and revocation (to act by a majority present or if only one acts then by that one) and hereby authorizes them to represent and to vote as designated below all of the shares of stock of DeSoto, Inc. held of record by the undersigned on November 22, 1995, at the annual meeting of stockholders to be held in New York, New York, on Wednesday, December 20, 1995, at 10:00 A.M., New York time, or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DESOTO, INC. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD'S NOMINEES, AND FOR APPROVAL AND RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN & CO. AS AUDITORS.

The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or any adjournment thereof.

                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.
                             PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. //
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

1. ELECTION OF DIRECTORS.                   FOR ALL             2. APPROVAL AND
   Nominees: ANDERS U.                      EXCEPT AS              RATIFICATION OF THE
   SCHROEDER and DAVID     FOR   WITHHOLD   LISTED BELOW           APPOINTMENT OF ARTHUR ANDERSEN    FOR AGAINST ABSTAIN
   M. TOBEY                //      //       //                     & CO. AS INDEPENDENT AUDITORS OF  //     //      //
                                                                   THE COMPANY FOR 1995.

INSTRUCTION:  To withhold authority                             3. IN THEIR DISCRETION, UPON SUCH OTHER
to vote for any individual nominee,                                BUSINESS AS MAY PROPERLY COME BEFORE
write that nominee's name on the                                   THE MEETING OR ANY ADJOURNMENT
space provided below.                                              THEREOF.

-----------------------------------
                                                                PLEASE SIGN EXACTLY AS NAME APPEARS
                                                                HEREON.  When shares are held by joint
                                                                tenants, both should sign.  When
                                                                signing as attorney, executor,
                                                                administrator, trustee or guardian,
                                                                please give your full title as
                                                                such.  If a corporation, please sign
                                                                in full corporate name by the President
                                                                or other authorized officer.  If a
                                                                partnership, please sign in partnership
                                                                name by authorized person.


                                                                Dated:                          ,1995
                                                                       -------------------------
                                                                --------------------------------------
                                                                --------------------------------------
                                                                Signature(s) of Stockholder(s)
                                                                PLEASE SIGN, DATE AND RETURN PROMPTLY
                                                                IN THE ENCLOSED ENVELOPE.



DESOTO STOCK OWNERSHIP PLUS PLAN                  MEMBER VOTING INSTRUCTION FORM

The undersigned directs that at the annual meeting of stockholders of DeSoto, Inc., to be held in New York, New York, on December 20, 1995, and at any adjournment thereof, the shares of DeSoto stock to the credit of the undersigned's account with the DeSoto Stock Ownership Plus Plan on November 22, 1995, shall be voted by the Trustees, or their attorneys-in-fact.

IF THIS VOTING INSTRUCTION FORM, REQUESTED BY THE TRUSTEES WITH RESPECT TO A PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, SIGNED BY THE MEMBER, IS RECEIVED BY HARRIS TRUST AND SAVINGS BANK ON OR BEFORE DECEMBER 14, 1995, THE SHARES INDICATED HEREON WILL BE VOTED FOR THE ELECTION OF DIRECTORS UNLESS IT IS MARKED TO WITHHOLD AUTHORITY AND WILL BE VOTED ON PROPOSAL 2 IN ACCORDANCE WITH THE INSTRUCTION SPECIFIED HEREON. IN THE ABSENCE OF AN INSTRUCTION AS TO PROPOSAL 2, SAID SHARES WILL BE VOTED FOR SUCH PROPOSAL. IF A SIGNED INSTRUCTION FORM IS NOT RECEIVED BY HARRIS TRUST AND SAVINGS BANK ON OR BEFORE DECEMBER 14, 1995, SAID SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

PLEASE RETURN TO: DESOTO, INC., C/O HARRIS TRUST AND SAVINGS BANK, P.O. BOX 830, CHICAGO, ILLINOIS 60690-9972

                 (CONTINUED AND TO BE SIGNED ON OTHER SIDE.)

                                 DESOTO, INC.
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/


 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

                                                      FOR all
                                                      except as
1. ELECTION OF DIRECTORS.            For    Withheld  listed below    2. APPROVAL AND RATIFICATION OF THE       For  Against Abstain
   Nominees: ANDERS U. SCHROEDER     / /      / /         / /            APPOINTMENT OF ARTHUR ANDERSEN & CO.   / /    / /    / /
   and DAVID M. TOBEY.                                                   AS INDEPENDENT AUDITORS OF THE COMPANY
                                                                         FOR 1995.

   INSTRUCTION:  To withhold authority to vote for any                3. IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS
   individual nominee, write that nominee's name on the                  MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT
   space provided below.                                                 THEREOF.

   ____________________________________________________
                                                                                       Please sign, date and return promptly in the
                                                                                       enclosed envelope. No postage need be affixed
                                                                                       if mailed in the United States.

                                                                                       _____________________________________________

                                                                                       _____________________________________________
                                                                                       Signature of Member

                                                                                       Dated: ________________________________, 1995

                                                                                       PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS
                                                                                       VOTING INSTUCTION FORM.